Exhibit 10.14 Schedule of Omitted Lease Contracts

Property Address:	Date of Lease:	Security Deposit:	Monthly Lease:	Length of Lease:
313 Alice Street Saginaw, Michigan	7/25/12	$1,955.33	$730	6 months
2328 Bond Street Saginaw, Michigan	7/20/12	$2,000.00	$800	1 year
1833 Bond Street N. Saginaw, Michigan	8/1/12	$1,400.00	$650	2 years
300 Henry Street N. Bay City, Michigan	7/1/12	$4,000.00	$1600	2 years
2851 Michigan N Saginaw, Michigan	7/19/12	$1,800.00	$720	1 year
407 Oxford Bay City, Michigan	7/1/12	$1,875.00	$750	1 year

Aside from the information noted, all of the terms and conditions are identical.